EXHIBIT 32

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Raymond E. Wirta, Chief Executive Officer, and Kenneth J. Kay, Chief Financial Officer of CB Richard Ellis Group, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that:

(i) the Annual Report on Form 10-K for the period ending December 31, 2003, of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2004	/s/ Ray Wirta

Ray Wirta Chief Executive Officer

/s/ Kenneth J. Kay

Kenneth J. Kay Chief Financial Officer